Exhibit 99.2

Product and Segment Revenues
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Product Revenues:
Carrier Systems	$126,755	$112,289	$198,013	$199,039
Business Networking	36,590	35,699	79,732	72,062
Loop Access	20,653	36,239	40,988	78,648
Total	$183,998	$184,227	$318,733	$349,749

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$106,042	$77,062	$155,524	$128,844
Optical Access (included in Carrier Systems)	14,003	22,008	28,258	42,924
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	34,935	33,029	75,909	65,912
Total Core Products	$154,980	$132,099	$259,691	$237,680
Percentage of Total Revenue	84%	72%	81%	68%

HDSL (does not include T1) (included in Loop Access)	$19,465	$34,049	$38,424	$74,994
Other Products (excluding HDSL)	9,553	18,079	20,618	37,075
Total Legacy Products	$29,018	$52,128	$59,042	$112,069
Percentage of Total Revenue	16%	28%	19%	32%

Total	$183,998	$184,227	$318,733	$349,749

Segment Revenues:
Carrier Networks	$152,707	$150,492	$249,361	$282,852
Enterprise Networks	31,291	33,735	69,372	66,897
Total	$183,998	$184,227	$318,733	$349,749

Sales by Geographic Region:
United States	$130,389	$160,804	$246,832	$313,917
International	53,609	23,423	71,901	35,832
Total	$183,998	$184,227	$318,733	$349,749